Exhibit 1.01

Conflict Minerals Report of Woodward, Inc.

For the reporting period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (the “Report”) of Woodward, Inc. (the “Company,” “Woodward,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (“Form SD”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period January 1, 2017 to December 31, 2017 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain conflict minerals (as defined below) are necessary to the functionality or production of such products. As defined in Form SD, and as used herein, “conflict minerals” means: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country” as defined in Form SD (collectively, the “Covered Countries”).

Woodward’s Manufactured and Contracted-to-Manufacture Products

Woodward, including our consolidated subsidiaries, manufactures and sub-contractors, manufacture products for which conflict minerals are necessary to the functionality or production of those products. We provide energy control and optimization solutions for the aerospace and industrial markets through the precise and efficient control of fluid and electrical energy, combustion, and motion. Our key focus areas within the aerospace market are propulsion system control solutions for turbine powered aircraft, actuation systems and motion control solutions. Specific products include fuel pumps, metering units, actuators, air valves, specialty valves, fuel nozzles, and thrust reverser actuation systems for turbine engines and nacelles; as well as flight deck controls (auto throttles, rudder pedal assembles, flight control assemblies), actuators, servocontrols, motors and sensors for aircraft. Within the industrial market, our key focus areas are control solutions for equipment that produce electricity using conventional or renewable energy sources; solutions for the control of power quality, distribution and storage on the electrical grid; and control solutions for power equipment used in the extraction, distribution and conversion of renewable and fossil fuels in marine, mobile, and industrial equipment applications. Specific products include power converters, actuators, valves, pumps, injectors, solenoids, ignition systems, governors, electronics and devices that measure, communicate and protect low and medium voltage electrical distribution systems.

The Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development’s (“OECD”), “OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas,” Second Edition (Third Edition as of October 2016), including applicable supplements thereto (the “OECD Guidelines”).

Woodward has implemented or is addressing each of the steps in the OECD 5-step due diligence framework as discussed or referenced below:

1.	Establish strong company management systems

A.	Company conflict minerals policy

Woodward has developed and adopted a conflict minerals policy, Policy 9-14, Conflict Minerals (the “Conflict Minerals Policy”). The Conflict Minerals Policy affirms that the Company takes our corporate responsibility with respect to responsible sourcing seriously and that it is the Company’s goal only to use in our products conflict minerals that are sourced responsibly. The Conflict Minerals Policy provides that Woodward will take appropriate measures to ensure participants in our global supply chain exercise due diligence and comply with reporting and other compliance requirements with respect to the items Woodward procures from them. The policy is publicly available as a document link at http://www.woodward.com/SocialResponsibility.aspx. The policy is formally reviewed at least annually per corporate policy requirements to determine if any revisions or enhancements are required to maintain compliance with the letter and the intent of the law. No changes were made to Woodward’s Conflict Minerals Policy as the result of its review in 2017.

B.	Internal management structure

The Conflict Minerals Policy designates the Corporate Vice President of Global Supply Chain as responsible for ensuring our compliance with conflict minerals reporting requirements. Woodward’s Corporate Director, Global Trade Compliance & Associate General Counsel, serves as an advisor on conflict minerals compliance. Conflict minerals have also been a topic of discussion and review at Board of Directors meetings since September 2012.

The Company has established an internal team to manage conflict minerals engagement with our suppliers. Woodward assigned our Global Supply Chain (“GSC”) with the responsibility for conflict minerals compliance. The GSC’s Business Integration Group has been designated as the focal point for the compliance efforts, as that group has responsibility for GSC business systems, procedures, and compliance with government regulations. Woodward is subject to numerous product material compliance (“PMC”) regulations, including conflict minerals, which require enterprise-wide system and compliance processes and integrated process teams to achieve regulatory compliance requirements and social responsibility goals. The project manager and a product material compliance core team (together the “Core Team”), with other members assigned from the GSC’s Business Integration Group, and with counsel from the Legal & Compliance Department, are the Company’s team of subject matter experts and implementers. The GSC is responsible for reaching out to the Company’s supply base on an ongoing basis to collect information, including Conflict Minerals Reporting Templates (“CMRT”), regarding the presence and sourcing of conflict minerals in the products supplied to the Company. The Global Supplier Managers (commodity managers) within the GSC have also provided focused support as required. These actions have aligned existing strategic and organizational structures to address the due diligence and reporting requirements of the Securities and Exchange Commission (“SEC”) Final Rule.

In addition, Woodward’s product material compliance activity, including conflict minerals, is chartered as a formal project to provide an established framework for the continuing evolution of an enterprise-wide set of material compliance processes and standard work. The project is under the sponsorship of an Executive Committee comprised of the Corporate Vice President of Global Supply Chain, Corporate Vice President of Information Technology, and the Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer. The product material compliance project manager provides status updates and receives executive project guidance on a once per quarter basis. The project also has a Steering Committee, which serves as a liaison between the core team and Woodward’s business groups. The Steering Committee consists of a Vice-President from each Woodward business group and a director from each of Woodward’s Global Support Services organizations. This additional structure enhances the guidance, awareness and execution of compliance and compliance support requirements throughout the enterprise. The Core Team briefed the Executive Committee and the Steering Committee four times in 2017 to provide project status and obtain strategic guidance. The Core Team also briefed the GSC leadership 4 times during the course of the 2017 campaign as part of the periodic GSC strategic reviews. The Core Team, along with our PMC software application solution provider, continued transforming our existing capabilities into the required PMC capabilities and oversight to achieve our goals.

C.	System of controls and transparency over the mineral supply chain

Our existing business systems, WISE and SAP, provide controls over our supply chain. They currently provide:

•	Identification of the end item products we provide to each of our customers;

•	Shipping transaction history, to assist in bounding our sales/shipments by calendar year as required by the SEC Final Rule;

•	A bill of material (“BOM”) identifying all of the components and materials in each of our end item products;

•	A purchasing history of each of our purchased components and raw materials and the identification of the suppliers used for these purchases;

•	A receiving inspection function that accepts or rejects purchased components and raw materials based upon whether the purchased items meet or do not meet the specification requirements (including specified material requirements) of the associated drawing or other specification documents. This is accomplished by a combination of direct measurements / inspections of the actual parts, or by reviewing the existence and completeness of formal supplier certifications to selected specifications, such as certifying proper use of specified aluminum or steel specifications.

We continued the implementation of the Assent Compliance Platform (“ACP”) software application and the Assent services to automate much of the Company’s product materials compliance efforts. In addition, Woodward continues to maintain full membership with the Aerospace Industries Association (“AIA”), the IPC – the Association Connecting Electronics Industries, and the Conflict Free Sourcing Initiative (“CFSI”). In October 2017, CFSI was rebranded as the Responsible Materials Initiative (“RMI”) and will be so noted for all 2017 related activity.

D.	Strengthen Company engagement with suppliers

The Company is committed to conducting business in a socially responsible manner and is determined to partner with suppliers who are similarly committed. Woodward has and continues to significantly enhance its engagement with its suppliers regarding conflict minerals requirements. Our purchase order and supplier agreement terms and conditions were modified in mid-2013 to require our suppliers to support our conflict minerals reporting. Woodward continued to revise supplier contract terms and conditions in 2015 with the goal of obtaining full material disclosure (substance, content-by-weight, raw material smelter sources) to increase the traceability of materials from each supplier.

By accepting a Woodward purchase order or a purchase release to a supplier agreement, a seller to Woodward:

“…warrants and certifies that it complies with Section 1502 of the Dodd Frank Act and the Conflict Minerals Regulations and Final Rules issued by the U.S. Securities and Exchange Commission, and any subsequent rules and regulations related thereto (“Conflict Minerals Regulations”), and has implemented compliant processes to ensure its suppliers are in compliance with the Conflict Minerals Regulations.

Where Seller does not have direct and formal reporting requirements under the Conflict Minerals Regulations, and upon request by Buyer, Seller agrees to provide due diligence and Responsible Country of Origin Inquiry (“RCOI”) information under this Agreement to Buyer in support of Buyer’s reporting requirements (the “RCOI Requirements”). Further, Seller shall promptly comply with all requests by Buyer to provide documentation, and other substantiating data and assurances with respect to its compliance with Conflict Minerals Regulations and the RCOI Requirements as Buyer may deem necessary from time to time. In the event: (a) Buyer deems Seller is not in compliance with the Conflict Minerals Regulations or the RCOI Requirements, (b) Buyer is not satisfied with the outcome of any review of Seller documentation and/or data or otherwise, or (c) Seller does not provide the documentation, other data and/or other further assurances to Buyer as requested by Buyer, Buyer shall have the right to terminate this Order or any portion thereof without penalty or further liability to Seller.”

In 2016, Woodward continued to conduct one-on-one contact sessions with suppliers to address their inquiries and provide guidance where needed. Development of Woodward-specific formal supplier training courses continues and determination of appropriate Woodward course delivery methods are under discussion. Through our contract with Assent, our suppliers have access to an extensive suite of training videos, slide decks, how-to manuals and regulation guidance documents. Our suppliers also have access to online chat with an Assent specialist if they have difficulties or questions while preparing their responses. In late 2016 and in 2017, Woodward participated in multiple Assent Compliance supplier summits and conferences, inviting our regional suppliers to these and providing additional guidance for our joint use of ACP in the campaign process.

E.	Establish a company level, or industry-wide, grievance mechanism as an early warning risk-awareness system

Woodward has a comprehensive ethics awareness compliance policy, annual training and contact mechanisms for members’ concerns or ethics grievances. This allows and encourages members to either contact their leader, or anyone in a leadership position, Human Resources, the Company’s Chief Compliance Officer, any other Company Officer, any member of the Company’s Board of Directors, or a hotline / ethics help line (both telephonic and web based) that is managed by an externally contracted agency, which allows for anonymous input if a reporting member so chooses. The details are described in Woodward Policy 01-14 – Woodward Code of Business Conduct and Ethics and in the annual member and leader ethics trainings. Investigations of alleged violations are handled by a Company level Business Conduct Oversight Committee and by the Audit Committee of the Board of Directors.

Direct suppliers to Woodward may contact their Global Supplier Manager at Woodward for resolution if they believe elements of Woodward direction may cause them to be noncompliant with Woodward’s stated social responsibility goals and compliance requirements. Woodward GSC members are also available to help our direct suppliers with compliance issues they may have with their suppliers regarding our flow down contract requirements. Suppliers’ conflict minerals representatives may also contact Woodward’s product material compliance project manager, who will facilitate the appropriate guidance or resolution regarding such issues. In 2017, the Woodward Core Team continued its assessment of the feasibility of incorporating social responsibility matters such as conflict minerals compliance into our existing ethics and compliance infrastructure.

2.	Identify and assess risks in the supply chain

Woodward is a downstream manufacturer. As such, Woodward does not control the origin or composition of many of the materials provided by our suppliers. Consequently, we ask our suppliers to inquire, identify, and conduct data collection and due diligence activities, which in turn are fundamental elements of our due diligence activities. Woodward conducts analyses of the data collected from our first-tier suppliers for accuracy and completeness in order to identify and assess risks in the Woodward supply chain. This includes:

•	The initial smelter checklist analysis contained in the CMRT

•	Assent validation of smelter or refiner (“SOR) lists in the supplier CMRTs, using an extensive database consisting of the RMI, Responsible Jewelry Network, and London Bullion Market Association validated SOR lists, and the results of Assent’s extensive internal and independent SOR validation efforts

•	The indirect analysis input that Woodward has acquired as a result of submitting interim roll-up CMRTs to our customers and receiving analysis results from the various software applications they use

In 2015, Woodward started (on a manual basis) to use both the publicly available CFSI SOR list, and the CFSI compliance and country of origin databases available through our CFSI membership. In 2016, we continued that approach and applied it to the roll-up Woodward CMRT that ACP generated from our valid supplier CMRTs. As it becomes available via RMI or ACP, Woodward intends to utilize the certification results of sources certified to the Fairtrade Standard for Gold and Precious Metals.

For suppliers’ smelter inputs that are still undetermined (i.e., the source has not been confirmed as a smelter, or its conflict-free sourcing status has not been identified through the above validation programs), ACP automatically provides a corrective action request to suppliers having such inputs. Assent and Woodward jointly work with suppliers needing additional assistance to correct or eliminate these undetermined inputs as appropriate.

There is significant overlap between our RCOI efforts and our due diligence measures performed. Our RCOI process is described in our Form SD.

3.	Design and implement a strategy to respond to identified risks

A.	Report findings of the supply chain risk assessment, including conflict minerals compliance, to the designated senior management of the Company

In addition to the product material compliance project core team reporting to its Executive and Steering Committees and to Global Supply Chain as identified in 1B above, in 2017 Woodward, with significant Assent support, continued to conduct one-on-one supplier contacts and perform assessments on supplier-provided SOR data as described in the Woodward Calendar Year 2017 Due Diligence Results section of this Conflict Minerals Report.

•	Woodward conducts monthly supplier reviews by commodity grouping with the Corporate Vice President of Global Supply Chain and the commodity directors.

•	The periodic reviews conducted by each business group president include a review of supply chain issues for that business group.

•	A strategic planning review and a mid-year review are presented by the corporate executive staff to the Company’s Chief Executive Officer and the Company’s Chief Financial Officer to provide, at the highest level of management, strategic oversight of our supply chain strategies and performance.

B.	Devise and adopt a risk management plan

Woodward has several formal procedures and tools relative to risk management that form a solid foundation for our planned improvement actions to incorporate specific conflict minerals aspects of risk management. These existing procedures include but are not limited to our supplier approval process, our purchasing procedures, our purchase order and supplier agreement terms and conditions (described in Due Diligence section 1D above), our supplier registration portal and our Parts Transition Process, and possible software solutions.

C.	Implement the risk mitigation plan

Woodward is continuing to develop a risk management and mitigation plan providing for actions to be taken should Woodward determine if any conflict minerals are sourced from conflict-affected areas of Covered Countries.

D.	Undertake additional fact finding and risk assessments for risks requiring mitigation, or after a change in circumstances

In 2017, Woodward continued to engage in additional fact finding and risk assessments to identify risks requiring mitigation or after a change in circumstances. These activities are described above. The enhanced inquiry and assessment activities discussed for RCOI in our Form SD also provide additional and refined findings for risk identification and assessment. These activities are discussed in the RCOI Improvement Actions Continuing or Planned section at the end of our Form SD.

4.	Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

Woodward is significantly downstream in the supply chain from smelters and refiners. In order to obtain SOR information, Woodward seeks information from our upstream suppliers and from third party data aggregating services. Woodward joined the EICC/ GeSI CFSI (now RMI) in late 2015 to leverage the CFSI (now RMI) Conflict Free Smelter audit program and the resulting audit data from that program. We will also leverage any equivalent audit data that may be obtained through Woodward’s memberships in the AIA and IPC.

5.	Report annually on supply chain due diligence

The Form SD is posted as one of our many required SEC filings as a document link at http://www.woodward.com/secfilings.aspx. The Conflict Minerals Report, when required, is also posted as a document link at http://www.woodward.com/SocialResponsibility.aspx. These postings are completed within one business week of the filing of these documents with the SEC. Also in compliance with the SEC Final Rule, Woodward’s Conflict Minerals Policy, Policy 09-14, is posted as a document link at http://www.woodward.com/SocialResponsibility.aspx. Woodward has published a Sustainability Report, which summarizes our Conflict Minerals Policy and provides the context of conflict minerals compliance and objectives within our overall sustainability goals, initiatives and practices. The Sustainability Report is available as a document link at http://www.woodward.com/SocialResponsibility.aspx.

Woodward Calendar Year 2017 Due Diligence Results

Woodward Conflict Minerals Data Requests and Supplier Responses (the Due Diligence in Acquiring Supplier Data)

Woodward initiated its 2017 campaign via ACP with suppliers managed in our SAP ERP system on April 6, 2018, and with the suppliers managed in our WISE ERP system on April 19, 2018, requesting both Conflict Minerals Reporting Templates (“CMRTs”) and updated contact data. The initiation of this campaign was later than planned due to the effort necessary to create the improved scripts used to pull data from our business systems. However, we are benefiting from the earlier ongoing industry activity that generate data that could be used by Woodward to perform our RCOIs. This is the first reporting year that Woodward is requesting part-level CMRTs if they are readily available or producible. If suppliers cannot provide part-level CMRTs, then we would continue to accept company level CMRTs. We are using the suppliers’ CMRTs to identify if they had a parent company, their parent company contact data if applicable, and whether their conflict minerals reporting was from a corporate or business group level. This is to further improve our inquiry approach in future reporting years. Follow-up inquiries were sent to current non-respondents via ACP on April 16, 23 and 30. Follow-up with suppliers submitting incomplete or incorrect CMRTs also started April 16.

Woodward’s supplier CMRT response status as of May 4, 2018 was:

Total # of Supplier records – 1,179

Total # of emails sent – 4 separate follow-up inquiries on a 1-week interval to non-responsive suppliers

Total # of CMRTs received – 609 (51.7%) versus 62.5% in 2016

Total # of valid CMRTs received – 565 (“valid” indicates Excel file CMRT with no checker-tab-indicated errors) (47.9%) versus 58.7% in 2016

This is 9-11% less than last year’s statistics and is driven by our 1-month later start. The campaign with our SAP-managed suppliers, which started two weeks earlier than our campaign for our WISE-managed suppliers, achieved a 65% response rate, comparable to last year’s campaign (62.5%), 79 (13%) of our supplier CMRT responses were at the part or part-family level, with this year being Woodward’s first part-level request campaign.

Supplier Response Assessment (Smelter Determination Due Diligence)

ACP generated an integrated roll-up CMRT from all valid supplier CMRTs received as of May 4. This resulted in the 321 SOR (versus 317 in 2016) with RMI identification numbers listed in the table below who provide through our supply chain conflict minerals used in Woodward’s products:

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	CFSI
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	CFSI
Gold	African Gold Refinery	UGANDA	CID003185	CFSI
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFSI
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	CFSI
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSI
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFSI
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	CFSI
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	CFSI
Gold	Asahi Pretec Corp.	JAPAN	CID000082	CFSI
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	CFSI
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	CFSI
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSI
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	CFSI
Gold	Aurubis AG	GERMANY	CID000113	CFSI
Gold	Bangalore Refinery	INDIA	CID002863	CFSI
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFSI
Gold	Boliden AB	SWEDEN	CID000157	CFSI
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI
Gold	Caridad	MEXICO	CID000180	CFSI
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	CFSI
Gold	Chimet S.p.A.	ITALY	CID000233	CFSI
Gold	Chugai Mining	JAPAN	CID000264	CFSI
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	CFSI
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	CFSI
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	CFSI
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	CFSI
Gold	Dowa	JAPAN	CID000401	CFSI
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	CFSI
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	CFSI
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSI
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	CFSI
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	CFSI
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	CFSI
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	CFSI
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	CFSI
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	CFSI
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	CFSI
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	CFSI
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	CFSI
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	CFSI
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	CFSI
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	CFSI
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	CFSI
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	CFSI
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	CFSI
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	CFSI
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSI
Gold	Istanbul Gold Refinery	TURKEY	CID000814	CFSI
Gold	Italpreziosi	ITALY	CID002765	CFSI
Gold	Japan Mint	JAPAN	CID000823	CFSI
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	CFSI
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFSI
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFSI
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSI
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	CFSI
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	CFSI
Gold	Kazzinc	KAZAKHSTAN	CID000957	CFSI
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	CFSI
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	CFSI
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	CFSI
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	CFSI
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFSI
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	CFSI
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	CFSI
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	CFSI
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	CFSI
Gold	L’Orfebre S.A.	ANDORRA	CID002762	CFSI
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	CFSI
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	CFSI
Gold	Marsam Metals	BRAZIL	CID002606	CFSI
Gold	Materion	UNITED STATES OF AMERICA	CID001113	CFSI
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSI
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	CFSI
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	CFSI
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	CFSI
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	CFSI
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	CFSI
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	CFSI
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSI
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	CFSI
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	CFSI
Gold	Morris and Watson	NEW ZEALAND	CID002282	CFSI
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	CFSI
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFSI
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	CFSI
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	CFSI
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	CFSI
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	CFSI
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	CFSI
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFSI
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	CFSI
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFSI
Gold	PAMP S.A.	SWITZERLAND	CID001352	CFSI
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	CFSI
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	CFSI
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	CFSI
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFSI
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSI
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	CFSI
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	CFSI
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	CFSI
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	CFSI
Gold	Royal Canadian Mint	CANADA	CID001534	CFSI
Gold	SAAMP	FRANCE	CID002761	CFSI
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	CFSI
Gold	Safimet S.p.A	ITALY	CID002973	CFSI
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Sai Refinery	INDIA	CID002853	CFSI
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	CFSI
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	CFSI
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFSI
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	CFSI
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	CFSI
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	CFSI
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSI
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	CFSI
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	CFSI
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFSI
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	CFSI
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	CFSI
Gold	Sudan Gold Refinery	SUDAN	CID002567	CFSI
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	CFSI
Gold	T.C.A S.p.A	ITALY	CID002580	CFSI
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSI
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	CFSI
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	CFSI
Gold	Tony Goetz NV	BELGIUM	CID002587	CFSI
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	CFSI
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	CFSI
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	CFSI
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	CFSI
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSI
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	CFSI
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	CFSI
Gold	Valcambi S.A.	SWITZERLAND	CID002003	CFSI
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	CFSI
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	CFSI
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	CFSI
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	CFSI
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	CFSI
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	CFSI
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSI
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	CFSI
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	CFSI
Tantalum	Duoluoshan	CHINA	CID000410	CFSI
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	CFSI
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSI
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	CFSI
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	CFSI
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	CFSI
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSI
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSI
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	CFSI
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSI
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	CFSI
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	CFSI
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	CFSI
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSI
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	CFSI
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	CFSI
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	CFSI
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSI
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917	CFSI
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	CFSI
Tantalum	KEMET Blue Metals	MEXICO	CID002539	CFSI
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	CFSI
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	CFSI
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFSI
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	CFSI
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	CFSI
Tantalum	NPM Silmet AS	ESTONIA	CID001200	CFSI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSI
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	CFSI
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	CFSI
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	CFSI
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	CFSI
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	CFSI
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	CFSI
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	CFSI
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	CFSI
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	CFSI
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	CFSI
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	CFSI
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	CFSI
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	CFSI
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	CFSI
Tin	CV Ayi Jaya	INDONESIA	CID002570	CFSI
Tin	CV Dua Sekawan	INDONESIA	CID002592	CFSI
Tin	CV Gita Pesona	INDONESIA	CID000306	CFSI
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	CFSI
Tin	CV Tiga Sekawan	INDONESIA	CID002593	CFSI
Tin	CV United Smelting	INDONESIA	CID000315	CFSI
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	CFSI
Tin	Dowa	JAPAN	CID000402	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	CFSI
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	CFSI
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	CFSI
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	CFSI
Tin	Fenix Metals	POLAND	CID000468	CFSI
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	CFSI
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	CFSI
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSI
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFSI
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	CFSI
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	CFSI
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	CFSI
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	CFSI
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	CFSI
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	CFSI
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSI
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFSI
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSI
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	CFSI
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	CFSI
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	CFSI
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	CFSI
Tin	Minsur	PERU	CID001182	CFSI
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSI
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	CFSI
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	CFSI
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	CFSI
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFSI
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	CFSI
Tin	Pongpipat Company Limited	MYANMAR	CID003208	CFSI
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSI
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFSI
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	CFSI
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	CFSI
Tin	PT Bangka Serumpun	INDONESIA	CID003205	CFSI
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	CFSI
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSI
Tin	PT Bukit Timah	INDONESIA	CID001428	CFSI
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	CFSI
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSI
Tin	PT Inti Stania Prima	INDONESIA	CID002530	CFSI
Tin	PT Karimun Mining	INDONESIA	CID001448	CFSI
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	CFSI
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	CFSI
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	CFSI
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	CFSI
Tin	PT O.M. Indonesia	INDONESIA	CID002757	CFSI
Tin	PT Panca Mega Persada	INDONESIA	CID001457	CFSI
Tin	PT Prima Timah Utama	INDONESIA	CID001458	CFSI
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	CFSI
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSI
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSI
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	CFSI
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	CFSI
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSI
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSI
Tin	PT Tommy Utama	INDONESIA	CID001493	CFSI
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	CFSI
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	CFSI
Tin	Soft Metais Ltda.	BRAZIL	CID001758	CFSI
Tin	Super Ligas	BRAZIL	CID002756	CFSI
Tin	Thaisarco	THAILAND	CID001898	CFSI
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	CFSI
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	CFSI
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tin	Yunnan Tin Company Limited	CHINA	CID002180	CFSI
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFSI
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	CFSI
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	CFSI
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSI
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFSI
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSI
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	CFSI
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSI
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFSI
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	CFSI
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	CFSI
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFSI
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	CFSI
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	CFSI
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	CFSI
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	CFSI
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSI
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	CFSI
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFSI
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSI
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFSI
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	CFSI
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSI
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	CFSI
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFSI
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFSI
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	CFSI
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSI
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	CFSI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	CFSI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFSI
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	CFSI
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	CFSI
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	CFSI
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	CFSI
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	CFSI
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	CFSI
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	CFSI
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	CFSI
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	CFSI
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	CFSI
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSI
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	CFSI
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI

We then used RMI’s SOR compliance status and mine country of origin data available to Woodward as a RMI member with the following summary results: as of May 4, 2018, of the 321 identified SORs, 315 were eligible for RMI audit. 252 of the SORs were determined by RMI to be “Conformant” (follows DRC Conflict Free protocols as determined by audit or by a specific membership), 10 are designated as “Active, and 39 other SORs are in communication, in vetting or awaiting outreach with RMI for audits. Mine country of origin data is available for all but one of the 252 Conformant SORs. 14 of the Conformant SORs were determined to deal only in scrap or recycled material. 66 Conformant SORs were audited by London Bullion Market Association; mine country of origin data was not provided to RMI for 44 of these. RMI found 7 SORs on Woodward’s list to be non-conformant; we will conduct further investigations to pinpoint the suppliers using these SORs and determine if that use relates to any items we procure from those suppliers. Finally, the Woodward due diligence process via ACP and Assent services have identified specific suppliers that source from one or more of 7 different SORs that are categorized as “high risk” based on their sourcing practices and relationships. 5 of the 7 are risks other than conflict sourcing. Woodward will conduct an outreach to these suppliers via Assent to request that they encourage these SORs to participate in a third party audit program, and/or to encourage and facilitate these suppliers’ migration to alternate, acceptable SORs.

Smelter or Refiner Mine Country of Origin Results

Collectively, the 154 of the 252 Conformant SORs for which RMI had sourcing data obtain their minerals from the following mine countries of origin, depending on the Conflict Mineral of interest:

Gold:

Benin	Guyana
Bolivia (Plurinational State of)	Honduras
Burkina Faso	Mali
Canada	Nicaragua
Chile	Panama
Colombia	Peru
Ecuador	Russian Federation
Eritrea	Senegal
Ghana	Togo
Guatemala	South Africa
Guinea	Congo, Democratic Republic of the and/or Covered Countries

Tantalum:

Australia	Malaysia
Bolivia (Plurinational State of)	Namibia
Brazil	Nigeria
Colombia	Russian Federation
China	Sierra Leone
Ethiopia	Thailand
France	United States of America
Guinea	Zimbabwe
Guyana	Mozambique
India	Burundi
Kazakhstan	Rwanda
Madagascar	Congo, Democratic Republic of the

Tin:

Argentina	Nigeria
Australia	Peru
Bolivia (Plurinational State of)	Portugal
Brazil	Russian Federation
China	Thailand
Colombia	United Kingdom of Great Britain and Northern Ireland
Germany	Viet Nam
Indonesia	Zimbabwe
Laos	Burundi
Malaysia	Rwanda
Mongolia	Uganda
Myanmar	Congo, Democratic Republic of the

Tungsten:

Australia	Nigeria
Austria	Portugal
Bolivia (Plurinational State of)	Russian Federation
Brazil	Spain
Cambodia	United Kingdom of Great Britain and Northern Ireland
Canada	United States of America
China	Uzbekistan
Colombia	Viet Nam
Japan	Burundi
Mexico	Rwanda
Mongolia	Congo, Democratic Republic of the

Concluding Statement

While our overall response rate is less for 2017 than for 2016, Woodward continues to make significant year-over-year progress relative to supplier conflict minerals risk analysis, SOR identification and mine COI through improvements in our due diligence activity, our greater use of the Assent Compliance platform and services, and our association memberships. However, since Woodward has not yet achieved a 100% supplier response rate, as virtually all of our supplier responses are still at a company level and not yet focused on Woodward specific parts, and because complete SOR conflict status and mine COI data is not yet available from centralized sources specializing in the collection and assessment of such data, Woodward does not have sufficiently complete or discriminating data at this time to confirm the conflict-free or may-not-be-conflict-free status of any of its product families or individual products. Woodward is continuing its efforts and progress in 2018-2019 on improvement actions described above.